Exhibit 10.13

INCREASED COMMITMENT SUPPLEMENT, OMNIBUS JOINDER AND AMENDMENT AGREEMENT

This INCREASED COMMITMENT SUPPLEMENT, OMNIBUS JOINDER AND AMENDMENT AGREEMENT (this “Supplement and Joinder”) is dated as of June 6, 2013 (the “Effective Date”) and entered into by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, an “Initial Borrower” and collectively, the “Initial Borrowers”), and each other entity set forth on the signature pages hereto joining as a borrower (each, a “Joining Borrower”, and collectively, the “Joining Borrowers”, and together with the Initial Borrowers, the “Borrowers”), AMERICAN HOMES 4 RENT, L.P., a Delaware partnership (as a Joining Borrower and as the “Initial Pledgor/Guarantor”), and each other entity set forth on the signature pages hereto joining as a pledgor/guarantor (each, a “Joining Pledgor/Guarantor”, and collectively, the “Joining Pledgors/Guarantors”, and together with the Initial Pledgor/Guarantor the “Pledgors/Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

WHEREAS, the Initial Borrowers and Lender entered into (i) that certain Master Loan and Security Agreement, dated as of March 7, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”), and (ii) each other Loan Document listed on Schedule 1 hereto (together with the Loan Agreement, the “Initial Borrower Agreements”);

WHEREAS, the Initial Borrowers desire to add the Joining Borrowers as borrowers under the Initial Borrower Agreements, as set forth in this Supplement and Joinder;

WHEREAS, in connection with the addition of the Joining Borrowers, Borrowers and Lender are entering into this Supplement and Joinder to obtain additional Commitments to increase the Maximum Facility Amount and to make certain other amendments to the Loan Agreement as more fully described herein (collectively, the “Facility Upsize”);

WHEREAS, Lender wishes to add the Joining Borrowers to the Loan Agreement and each of the related Loan Documents, to increase its Commitment and to make such other amendments as are described herein;

WHEREAS, each Lender, to the extent not already a Lender party to the Loan Agreement (herein a “New Lender”), wishes to become a Lender party to the Loan Agreement;

WHEREAS, the Initial Pledgor/Guarantor and Lender entered into that certain Pledge and Guaranty Agreement, dated as of March 7, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Pledge and Guaranty”);

WHEREAS, it is a condition precedent to the effectiveness of the Facility Upsize that each of the Joining Pledgors/Guarantors are joined to the Pledge and Guaranty as pledgors/guarantors, and the Pledge and Guaranty is amended accordingly, as set forth in this Joinder; and

WHEREAS, the parties hereto agree to amend and supplement each Initial Borrower Agreement and the Pledge and Guaranty in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms and Interpretation. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement or the Pledge and Guaranty, as the case may be. The rules of interpretation set forth in Section 2.02 of the Loan Agreement are incorporated herein mutatis mutandis.

Section 2. Effectiveness of this Supplement and Joinder. The parties hereto agree that this Supplement and Joinder shall be effective as of the Effective Date (subject to the satisfaction of the conditions precedent set forth in Section 8 hereof) and shall terminate and be of no further force and effect (other than the provisions hereof which, by their terms or operation of law, survive termination) upon the Facility Termination Date with respect to the Tranche B Amount and the payment in full of the Obligations with respect to the Tranche B Amount (other than contingent indemnification obligations that have not yet been asserted). The parties hereto further agree that this Supplement and Joinder shall, for all intents and purposes, be a “Joinder Agreement” as defined in the Loan Agreement.

Section 3. Addition of Parties to Initial Borrower Agreements; Borrowing Base Properties.

(a) As of the Effective Date, each of the Initial Borrower Agreements is hereby amended to add each Joining Borrower as a Borrower thereunder and thereafter, all references to “Borrower” and “Borrowers” in this Supplement and Joinder, the Loan Agreement, any of the other Initial Borrower Agreements and any other Loan Document shall include each of Initial Borrowers and each of the Joining Borrowers, as the context shall require.

(b) The Eligible Properties identified on Schedule 6 hereto shall, on the Effective Date, be included as Borrowing Base Properties. The Initial Property Value attributable to such Borrowing Base Properties shall be as set forth on Schedule 6 to this Supplement and Joinder on the Effective Date.

Section 4. Addition of Parties to Pledge and Guaranty. As of the Effective Date, the Pledge and Guaranty is hereby amended to add each Joining Pledgor/Guarantor as a Pledgor/Guarantor thereunder and thereafter, all references to “Pledgor/Guarantor” and “Pledgors/Guarantors” in this Supplement and Joinder, the Loan Agreement, the Pledge and Guaranty and any other Loan Document shall include each of the Initial Pledgor/Guarantor and each of the Joining Pledgors/Guarantors, as the context shall require.

Section 5. Amendments to Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby further amended as follows:

(a) The definitions of “Account Control Agreement”, “Accounts”, “Borrowing Base”, clause (iii) of “Change of Control”, clauses (vii) and (xx) of “Eligible Property”, “Facility Termination Date”, “Maturity Date”, “Maximum Facility Amount”, “Minimum Debt Service Coverage Ratio”, “Operating Account”, “Pledgor/Guarantor”, “Required Adjusted Tangible Net Worth”, “Required Liquidity”, and “Springing Deed of Trust Trigger Event” in Article 2 of the Loan Agreement are each hereby amended and restated in their respective entirety to read as follows (with the modified text underlined for review purposes):

“Account Control Agreement”: Any bank account control agreement entered into by Lender and Borrowers and the Account Bank, in form and substance reasonably acceptable to Lender, with respect to each of the Operating Accounts and the Tranche B Amortization Period Account, as amended, supplemented or otherwise modified from time to time.

“Accounts”: Each Operating Account and the Tranche B Amortization Period Account.

“Borrowing Base”: As of any date, the least of (a) the Maximum Facility Amount, (b) the aggregate of (i) with respect Borrowing Base Properties for which a Revaluation Date has not occurred, the product of (x) fifty percent (50.00%), and (y) the Market Value of all such Borrowing Base Properties as of such date and (ii) with respect to Borrowing Base Properties for which the Revaluation Date has occurred, the product of (x) sixty percent (60.00%), and (y) the Market Value for all such Borrowing Base Properties as of such date, (c) at any time following September 30, 2013 and prior to the date on which the Obligations with respect to the Tranche B Amount are paid in full (other than contingent indemnification obligations that have not yet been asserted), the product of (x) forty percent (40.00%) and (y) the AVM Value (determined as of September 30, 2013) of all SF Properties then owned by all Borrowers, (d) at any time during the period beginning on the six (6) month anniversary of the Closing Date and ending on the nine (9) month anniversary of the Closing Date, the Debt Yield (calculated utilizing ten percent (10%) per annum as the applicable percent being tested), (e) at any time after the nine (9) month anniversary of the Closing Date, the Debt Yield (calculated utilizing eleven percent (11%) per annum as the applicable percent being tested), and (f) at any time after the six (6) month anniversary of the Closing Date, the Aggregate Advance that is necessary to maintain the Minimum Debt Service Coverage Ratio.

“Change of Control”:

(iii) Parent Guarantor shall cease to Control each Pledgor/Guarantor or be the general partner of American Homes 4 Rent, L.P.;

“Eligible Property”:

(vii) An AVM has been conducted on such Property every calendar quarter that such Property is a Borrowing Base Property (provided that no AVM shall be required for the second calendar quarter of 2013 with respect to the Borrowing Base Properties owned by Borrowers joining this Agreement on June 6, 2013), which AVMs shall be at Borrowers’ expense;

(xx) If such Property was sold through multiple listing services, such Property is covered by a title insurance policy insuring the fee interest of the related Borrower in such Property from a nationally recognized title insurance company (provided that, for the first ninety (90) days such Property is a Borrowing Base Property, this criteria may be satisfied by a title commitment);

“Facility Termination Date”: The earliest of (i) (x) solely with respect to the Tranche B Amount, the Tranche B Maturity Date and (y) for all other purposes, the Tranche A Maturity Date, (ii) any Accelerated Repayment Date, and (iii) any date on which Advances shall otherwise become due and payable in accordance with the Loan Documents or Requirements of Law.

“Lender”: The Lead Arranger as agent for the Tranche A Lender and the Tranche B Lenders; provided that (i) with respect to the obligation to make Advances pursuant to Section 3.01 (and all obligations related thereto), the term “Lender” shall refer to the Tranche A Lender and the Tranche B Lenders, as applicable, (ii) the term “Lenders” shall refer to the Tranche A Lender and the Tranche B Lenders collectively and any reference to “each Lender” or “a Lender” shall refer to any of the Tranche A Lender and the Tranche B Lenders, as the context shall require and (iii) with respect to any other provision as Lead Arranger may determine in its reasonable discretion with reference to customary practices for syndicated loans, the term “Lender” shall refer to the Tranche A Lender and the Tranche B Lenders, as applicable.

“Maximum Facility Amount”: (x) at all times prior to the Tranche B Maturity Date, $1,000,000,000, consisting of the Tranche A Amount and the Tranche B Amount, and (y) on and after the Tranche B Maturity Date, $500,000,000, as such amount is increased from time to time pursuant to Section 3.11.

“Minimum Debt Service Coverage Ratio”: As of any date of determination, a Debt Service Coverage Ratio equal to not less than 2.00:1.

“Operating Account”: With respect to each Borrower, the separate trust account established by such Borrower (or in the case of each Borrower joining this Agreement as of June 6, 2013, by AH4R Properties on behalf of such Joining Borrowers) for the benefit of Lender and maintained pursuant to this Agreement into which all related Net Income collected with respect to SF Properties shall be deposited as provided in this Agreement. Each Operating Account shall be established at the Account Bank with the related account number as identified on Schedule 5 attached hereto and shall be subject to an Account Control Agreement; provided, that as used in the definition of “Required Amount” and in Sections 3.08(a), 5.01(d)(ii), 5.04, 8.26 and 10.01(q) (and for all purposes of determining whether the Borrowers have maintained the “Required Amount”), the term “Operating Account” shall be deemed to include the Tranche B Amortization Period Account.

“Pledgor/Guarantor”: collectively, American Homes 4 Rent, L.P., and each other Person that joins the Pledge and Guaranty Agreement through a joinder or otherwise, jointly and severally, together with their respective permitted successors and assigns.

“Required Adjusted Tangible Net Worth”: (i) In the case of the Sponsor, as of any date of determination prior to the Asset Manager Conversion, Adjusted Tangible Net Worth of at least $100,000,000 and (ii) the Parent Guarantor, as of any date of determination, Adjusted Tangible Net Worth of at least $1,000,000,000.

“Required Liquidity”: As of any date of determination, (i) with respect to the Sponsor and its Subsidiaries, on a consolidated basis, cash, cashiers’ checks and Cash Equivalents in an aggregate amount of at least $2,500,000 until the Asset Manager Conversion and (ii) with respect to Parent Guarantor and its Subsidiaries, on a consolidated basis, cash, cashiers’ checks and Cash Equivalents in an aggregate amount of at least (x) least $5,000,000 prior to the Asset Manager Conversion and (y) $15,000,000 following the Asset Manager Conversion.

“Springing Deed of Trust Trigger Event”: The occurrence any of the following events: (i) if by the date that is three (3) months prior to the Facility Termination Date (excluding the date in respect of the Tranche B Amount set forth in clause (i)(x) of the definition of Facility Termination Date), there are Advances outstanding on such date and any Borrower is unable to procure a written commitment for the refinance of the Secured Obligations either from Lender or another financial institution that (x) is signed by Lender or such financial institution providing such refinance facility, (y) sets forth a closing date for such refinance that is on or prior to the Facility Termination Date (excluding the date in respect of the Tranche B Amount set forth in clause (i)(x) of the definition of Facility Termination Date), and (z) sets forth a facility amount that is at least equal to the amount of all Secured Obligations then outstanding, or (ii) the occurrence of an Event of Default under Section 10.01(a) or (f).

(b) Article 2 of the Loan Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:

“AH4R Properties”: AH4R Properties, LLC.

“Commitment”: Shall mean, with respect to each Lender, the funding commitment of such Lender that is set forth on Schedule 13 attached hereto.

“Facility Administrator Fee”: An amount equal to twenty-five basis points (0.25%) multiplied by the Tranche B Amount.

“Lead Arranger”: Wells Fargo Bank, National Association.

“OP Borrower” American Homes 4 Rent, L.P. in its capacity as a Borrower.

“OP Borrower Permitted Liens”: All Liens imposed against the OP Borrower except for Liens on any asset or Property of the OP Borrower constituting a Borrowing Base Property to the extent such Lien would not otherwise be permitted under clauses (a), (b), (c), (d), (f), (g), (i), (j), or (k) in the definition of “Permitted Liens”.

“Party”: each Borrower, the Tranche A Lender, each Tranche B Lender and the Lead Arranger.

“Tranche B Amortization Period”: With respect to the Tranche B Amount, the period beginning on the date immediately following the last day of the Tranche B Revolving Period and ending on the Tranche B Maturity Date.

“Tranche B Amortization Period Account”: The account established by Lead Arranger and maintained pursuant to this Agreement, and into which all Net Income collected during the Tranche B Amortization Period with respect to SF Properties shall be deposited as provided in this Agreement. The Tranche B Amortization Period Account shall be established at the Account Bank with the related account number as identified on Schedule 5 attached hereto.

“Tranche A Amount”: $500,000,000.

“Tranche B Amount”: $500,000,000.

“Tranche A Lender”: As set forth on Schedule 13.

“Tranche B Lender”: As set forth on Schedule 13.

“Tranche A Maturity Date”: With respect to the Tranche A Amount, the last Business Day of the Repayment Period.

“Tranche B Maturity Date”: With respect to the Tranche B Amount, March 6, 2014.

“Tranche B Revolving Period”: With respect to the Tranche B Amount, the period beginning on June 6, 2013 and ending on December 6, 2013.

(c) The definition of “Permitted Liens” in Section 2.01 of the Loan Agreement is hereby amended by adding the following clause (r) after clause (q) thereof and before the word “provided”:

“and (r) OP Borrower Permitted Liens;”

(d) Section 3.01(b) of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

(b) Requests for Advances. Not later than 3:00 p.m. at least three (3) Business Days prior to a borrowing under Section 3.01(a), Borrowers shall deliver to Lender an advance request substantially in the form of Exhibit H (“Advance Request”) executed by the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of each Borrower or such other officer of such Borrower designated by the chief executive officer or chief financial officer of such Borrower at any time in his or her discretion (provided that such chief executive officer or chief financial officer, as applicable, has provided Lender with written evidence of such designation). Each Advance Request shall specify the aggregate principal amount of the requested Advance and the proposed Advance Date.

(e) Section 3.01(c) of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

(c) Funding of Advances. On each Advance Date, subject to the satisfaction of the applicable conditions precedent specified in this Agreement, Lender shall remit its proportionate share of the aggregate amount of the Advance requested by the Borrowers to the account designated in writing by Lead Arranger by 2:00 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, Lead Arranger shall, not later than 3:00 p.m. New York time on each Advance Date, subject to the fulfillment of the conditions precedent set forth in Section 6.02 and, with respect to the Initial Advance, Section 6.01, deposit the amount of the Advance to be made on such Advance Date in immediately available funds in the account specified by Borrowers in the Advance Request. Lender shall not be required to make any Advance if (i) the Repayment Period has commenced or (ii) any Cease Funding Event, Springing Deed of Trust Trigger Event, Borrowing Base Deficiency, Default or Event of Default then has occurred or would occur as a result of such Advance. Notwithstanding anything contained to the contrary herein, Lender shall have no obligation to fund Advances more than one (1) time per week. Notwithstanding the foregoing, it is hereby understood that the Tranche B Lenders shall have no obligation to fund any Advances hereunder unless and until the Tranche A Amount is fully drawn. Further, the Tranche B Lenders shall fund Advances with respect to the Tranche B Amount on a pro rata basis based on their respective Commitments; provided that in no event shall the Tranche B Lenders have any obligation to fund any Advances with respect to the Tranche B Amount after the end of the Tranche B Revolving Period.

(f) Section 3.01 of the Loan Agreement is hereby amended by adding the following new section (d) to the end thereof:

(d) Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender fails to remit to Lead Arranger its proportionate share of any requested Advance in accordance with Section 3.01(c), such Lender will be a “Defaulting Lender”, and the following provisions shall apply for so long as such Lender is a Defaulting Lender:

1. Unused Fees shall cease to accrue in respect of the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.07(d). Any amount paid by the Borrowers for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Lead Arranger in a segregated, non-interest bearing account until the occurrence of the Tranche B Maturity Date, after which such amount shall be used to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct;

2. The unused portion of the Commitment of such Defaulting Lender may be reduced to zero without any contemporaneous ratable reduction of the Commitments of the other Lenders;

3. Neither the Commitment nor the Advances of such Defaulting Lender shall be included in determining whether all Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder (including, in each case, any consent to any amendment or waiver pursuant to Section 18.26(j)); provided, that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable; and

4. Borrowers may replace such Defaulting Lender by requiring such Lender to assign and delegate all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment).

In the event that the Lead Arranger determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (x) each Lender’s share of the Advances shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders as the Lead Arranger and the Lenders shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment whereupon such Lender will cease to be a Defaulting Lender and (y) the provisions of clauses (1) through (4) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation hereunder of a Lender as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(g) Section 3.04(a) of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

(a) Optional Repayments. Borrowers may repay Advances (or a portion thereof), without premium or penalty, on any date by submitting a notice of repayment to Lender in the form Exhibit P attached hereto at least two (2) days prior to the date of such requested repayment and paying the principal amount of Advances indicated in such notice to repay, together with all Accrued Interest in respect of such amount being repaid to Lender on such date; provided that if such date is not a Remittance Date, Borrowers shall also pay to Lender any amount due under Section 12.03. All cash transferred to Lender pursuant to this Section 3.04(a) shall be deposited into the applicable Operating Account, and shall be applied, first, on a pro rata basis to the Tranche B Lenders to reduce all outstanding Advances with respect to the Tranche B Amount until the Tranche B Amount is reduced to zero, and second, to the Tranche A Lender, to reduce all outstanding Advances with respect to the Tranche A Amount.

(h) Section 3.04(b)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

(b) Mandatory Repayment: Borrowing Base Deficiency.

(i) If a Borrowing Base Deficiency exists on any date, Lender may provide a Notice of Borrowing Base Deficiency to Borrowers notifying Borrowers of such Borrowing Base Deficiency and requiring Borrowers to cure such Borrowing Base Deficiency by either (i) repaying a portion of the Aggregate Advance in an amount equal to such Borrowing Base Deficiency, or (ii) adding new Eligible Properties to the Borrowing Base Property Pool in accordance with Section 4.1(b).

(i) Section 5.02 of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

(a) Provided no Accelerated Repayment Date or Event of Default pursuant to Section 10.01(a) or (e)(i) has occurred, Lender shall instruct the Account Bank to apply all Net Income deposited in each Operating Account during each Collection and Reporting Period (other than during the Tranche B Amortization Period) on the next following Remittance Date in the following order of priority on an aggregate basis:

First, to Lender, an amount equal to the Accrued Interest calculated with respect to the related Collection and Reporting Period and all fees (including the Structuring Fees), expenses and Indemnified Amounts then due and payable from Borrowers and other applicable Persons to Lender under the Loan Documents;

Second, to Lender, an amount sufficient to eliminate any Borrowing Base Deficiency outstanding as of such date (without limiting Borrowers’ obligation to make a repayment to cure a Borrowing Base Deficiency as required by Section 3.04(b)); and

Third, to remain in the Operating Accounts, all remaining amounts, which the Borrowers may withdraw in accordance with Section 5.01(d).

For the avoidance of doubt, during the Tranche B Revolving Period, all amounts paid pursuant to clause First and Second above shall be applied to the Tranche A Lender and the Tranche B Lenders on a pari passu and pro rata basis in accordance with each Lender’s respective Commitment.

(b) Provided no Accelerated Repayment Date or Event of Default pursuant to Section 10.01(a) or (e)(i) has occurred, Lender shall instruct the Account Bank to remit all Net Income deposited in each Operating Account during each Collection and Reporting Period occurring during the Tranche B Amortization Period on the next following Remittance Date to the Tranche B Amortization Period Account.

All amounts on deposit in the Tranche B Amortization Period Account shall be remitted to the Borrowers upon the repayment in full of the Tranche B Amount and all other Obligations owed to the Tranche B Lenders.

(j) Section 5.02 of the Loan Agreement is hereby amended to add the following new subsection (c) immediately following the end of subsection (b) thereof:

(c) Provided no Accelerated Repayment Date or Event of Default pursuant to Section 10.01(a) or (e)(i) has occurred, all amounts received by any Borrower or any

Affiliates from the initial public offering of common or preferred stock, or a subsequent private offering of common stock, of Parent Guarantor shall promptly be remitted to Lead Arranger without set-off (other than for underwriting discounts, fees and other expenses incurred in connection with such offering) and thereafter applied by Lead Arranger in the following order of priority:

First, to Lenders (on a pari passu and pro rata basis in accordance with each Lender’s respective Commitment), an amount equal to the Accrued Interest calculated with respect to the related Collection and Reporting Period and all fees, expenses and Indemnified Amounts then due and payable from Borrowers and other applicable Persons to Lender under the Loan Documents;

Second, to Lenders (on a pari passu and pro rata basis in accordance with each Lender’s respective Commitment), an amount sufficient to eliminate any Borrowing Base Deficiency outstanding as of such date (without limiting Borrowers’ obligation to make a repayment to cure a Borrowing Base Deficiency as required by Section 3.04(b));

Third, to the Tranche B Lenders (on a pari passu and pro rata basis in accordance with each Lender’s respective Commitment), to reduce the Tranche B Amount and all other Obligations owed to the Tranche B Lenders to zero; and

Fourth, any remaining amounts to Borrowers.

(k) The third to last sentence of Section 7.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

No Borrower, other than AH4R Properties and American Homes 4 Rent, L.P., has any Subsidiaries.

(l) Section 7.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

Section 7.15 Separateness. Borrower (other than the OP Borrower) is in compliance with the requirements of Article 9.

(m) The lead-in paragraph to Article 8 is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

From the date hereof until the Secured Obligations (other than contingent indemnification obligations that have not yet been asserted) are paid in full and the Loan Documents are terminated, each Borrower (unless otherwise specified herein) shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), (b) shall also apply to all Subsidiaries of such Borrower, other than Subsidiaries of AH4R Properties or the OP Borrower that are not otherwise Borrowers hereunder and (c) for the sake of clarity, apply to all Borrowers hereunder; except for the following covenants, which shall not apply to the OP Borrower: (i) the second and third sentences of Section 8.03, (ii) Section 8.05 and (iii) Section 8.17.

(n) Section 8.01(b)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

(i) not engage in any lines of business other than the business of acquiring, owning, renovating, leasing and disposing of residential real properties and all activities incidental thereto, as conducted by it as of the Closing Date; provided that (a) this clause (i) shall not apply to the OP Borrower, and (b) in the case of AH4R Properties, such Borrower shall be entitled to engage in activities related to its ownership of each other Borrower joining this Agreement on June 6, 2013.

(o) The first sentence of Section 8.03 of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

Except as expressly permitted by the terms of this Agreement, Borrower shall not enter into a merger or consolidation (except that AH4R Properties and the OP Borrower may enter into mergers or consolidations so long as AH4R properties or the OP Borrower (as applicable) is the surviving party), or liquidate, wind up or dissolve, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets (including, without limitation, receivables and leasehold interests) or properties whether now owned or hereafter acquired (other than the lease or sublease of its assets or properties in the ordinary course of business), without the consent of Lender; provided, however, that nothing herein shall prohibit the OP Borrower from (i) conveying, transferring or otherwise disposing of any of its assets to its Subsidiaries or (ii) making or paying any dividend or distribution to the Parent Guarantor or any limited partner of the OP Borrower.

(p) Section 8.07 of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

8.07 Financial Covenants

(a) Borrower shall ensure that (i) at all times prior to the occurrence of an Asset Manager Conversion, the Sponsor and (i) at all times, Parent Guarantor, each maintain their respective Required Liquidity.

(b) Borrower shall ensure that (i) at all times prior to the occurrence of an Asset Manager Conversion, the Sponsor and (ii) at all times, Parent Guarantor, each maintain their respective Required Adjusted Tangible Net Worth.

(c) Borrower shall ensure that Parent Guarantor maintains a Leverage Ratio of no greater than 1:1 at all times.

The financial covenants set forth in this Section 8.07 shall apply at all times but shall be tested as of the end of each fiscal quarter commencing with the fiscal quarter ending on June 30, 2013.

(q) Section 9.01 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, it is understood and agreed that AH4R Properties shall be entitled to establish an Operating Account for use by itself and the other Borrowers and deposits and withdrawals of funds to and from such Operating Account by such other Borrowers shall not be a breach or violation of this Section 9.01. For clarity, unless a Borrower has an Operating Account of its own, the Operating Account of AH4R Properties shall be deemed to be such Borrower’s “related Operating Account”.

(r) Section 10.01 of the Loan Agreement is hereby amended by adding the following clause to the end of the last paragraph thereof:

For clarity, Section 10.01(d), Section 10.01(h) and 10.01(j) shall apply to the OP Borrower solely as a Relevant Party or Pledgor/Guarantor, as applicable, and not as a Borrower.

(s) Section 11.05 of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

11.05 Account Name and Characteristics. Each Borrower acknowledges and agrees that, subject to the terms hereof, neither such Borrower nor any other party claiming on behalf of, or through, such Borrower shall have any right, title or interest, whether express or implied, in any Operating Account or the Tranche B Amortization Period Account. Each Borrower acknowledges and agrees that each Operating Account and the Tranche B Amortization Period Account is subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Account Bank, subject to the terms hereof. Each Borrower and Lender acknowledge and agree that each Operating Account and the Tranche B Amortization Period Account constitutes, and shall be treated as, a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC. The parties agree that for purposes of Article 9 of the UCC as used in and applied to this Agreement, the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) with respect to each Operating Account and the Tranche B Amortization Period Account.

(t) Section 18.08(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

(e) For clarity, the restrictions on assignments and participations set forth with respect to the Lead Arranger in this Section 18.08 shall apply equally to the Tranche A Lender and each Tranche B Lender.

(u) Section 18.10 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

For the avoidance of doubt, any information related to the Collateral or Borrowing Base Properties that is provided by Lead Arranger to any Lender shall be subject to the confidentiality provisions of this Section 18.10.

(v) Article 18 of the Loan Agreement is hereby amended to add the following new Section 18.26 immediately following the end of Section 18.25 thereof:

Section 18.26 Lead Arranger Provisions.

(a) Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, N.A. to act on its behalf as Lead Arranger hereunder and under the other Loan Documents and authorizes Lead Arranger to take such actions on its behalf and to exercise such powers as are delegated to Lead Arranger by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 18.26 are solely for the benefit of Lead Arranger and Lenders, and Borrowers shall not have rights as a third party beneficiary of any of such provisions.

(b) Rights as a Lender. The Lead Arranger shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Lead Arranger and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Lead Arranger hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or other Affiliate thereof as if such Person were not Lead Arranger hereunder and without any duty to account therefor to Lenders.

(c) Exculpatory Provisions. Lead Arranger shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Lead Arranger:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Lead Arranger is required to exercise as directed in writing by the Lenders, provided that Lead Arranger shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Lead Arranger to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by Lead Arranger.

Lead Arranger shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders, or as otherwise permitted hereunder, or (ii) in the absence of its own gross negligence or willful misconduct. Lead Arranger shall be deemed not to have knowledge of any Event of Default or Default unless and until notice describing such Event of Default or Default is given to Lead Arranger by a Borrower or Affiliate thereof or a Lender.

Lead Arranger shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Lead Arranger.

(d) Reliance by Lead Arranger. Lead Arranger shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Lead Arranger also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, Lead Arranger may presume that such condition is satisfactory to such Lender unless Lead Arranger shall have received notice to the contrary from such Lender prior to the making of such Advance. Lead Arranger may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties. Lead Arranger may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Lead Arranger. Lead Arranger and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Section 18.26 shall apply to any such sub-agent and to the Affiliates of Lead Arranger and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Lead Arranger.

(f) Resignation of Lead Arranger. Lead Arranger may at any time give notice of its resignation to Lenders and Borrowers. Upon receipt of any such notice of resignation, the Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Lead Arranger gives notice of its resignation, then the retiring Lead Arranger may on behalf of Lenders appoint a successor Lead Arranger meeting the qualifications set forth above; provided that if Lead Arranger shall notify Borrowers and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Lead Arranger shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Lead Arranger on behalf of Lenders under any of the Loan Documents, the retiring Lead Arranger shall continue to hold such collateral security until such time as a successor Lead Arranger is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Lead Arranger shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Lead Arranger as provided for in this Section 18.26(f). Upon the acceptance of a successor’s appointment as Lead Arranger hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Lead Arranger, and the retiring Lead Arranger shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 18.26(f)). The fees payable by Borrowers to a successor Lead Arranger shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Lead Arranger’s resignation hereunder and under the other Loan Documents, the provisions of this Section 18.26 and Section 13.01 shall continue in effect for the benefit of such retiring Lead Arranger, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Lead Arranger was acting as Lead Arranger.

(g) Non-Reliance on Lead Arranger and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Lead Arranger or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Each Lender also acknowledges that it will, independently and without reliance upon Lead Arranger or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h) Lead Arranger May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Relevant Party, Lead Arranger (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Lead Arranger shall have made any demand on such Relevant Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Lead Arranger (including any claim for reimbursement under Section 13.01 or 13.02) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Lead Arranger and, in the event that Lead Arranger shall consent to the making of such payments directly to Lenders, to pay to Lead Arranger any amount due for the reasonable compensation, expenses, disbursements and advances of Lead Arranger and its agents and counsel, and any other amounts due Lead Arranger under the Loan Documents.

Nothing contained herein shall be deemed to authorize Lead Arranger to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Lead Arranger to vote in respect of the claim of any Lender in any such proceeding.

(i) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 13.01 to be paid by it to Lead Arranger (or any sub-agent thereof), or any Affiliate of any of the foregoing, each Lender severally agrees to pay to Lead Arranger (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s proportionate share (determined with respect to the outstanding principal balance of the Advances made by such Lender as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Lead Arranger (or any such sub-agent) or against any Affiliate of any of the foregoing acting for Lead Arranger (or any such sub-agent) in connection with such capacity.

(j) Voting Rights. Notwithstanding anything to the contrary herein or in any other Loan Document, Lead Arranger shall have the sole right to approve, on behalf of all Lenders, (x) all amendments and modifications to this Loan Agreement or any other Loan Document (other than amendments or modifications with respect to the following: (i) the definition of “Borrowing Base”, “Cease Funding Event”, “Debt Yield”, “Effective Collection Rate”, “Minimum Debt Service Coverage Ratio” or “Net Operating Income”, (ii)

Termination Date extensions, (iii) extensions with respect to the timing of any Borrower payment obligations, (iv) the release of any security interest granted to Lenders (other than in accordance with the terms of this Agreement), (v) modification of the principal amounts of Advances, the index used in the calculation of Applicable Interest Rate or the Applicable Spread, (vi) increase any Lender’s Commitment, (vii) amendments to the payment priorities set forth in Section 5.02, or (viii) amendments to this Section 18.26(j), with respect to each of which unanimous Lender approval is required), (y) waivers (other than waivers of an Event of Default occurring under Section 10.01(a) of this Agreement or breaches of any covenants which, if not waived, would cause an Event of Default to occur under Section 10.01(a), with respect to each of which unanimous Lender approval is required), and (z) the addition of any new Lenders.

(k) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Relevant Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Lead Arranger in accordance with the Loan Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Lead Arranger from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Lead Arranger) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 18.18 or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as the Lead Arranger hereunder and under the other Loan Documents, then (A) the Lenders shall have the rights otherwise ascribed to the Lead Arranger pursuant to Section 10.02 and (B) any Lender may, with the consent of the other Lenders, enforce any rights and remedies available to it and as authorized by each other Lender.

(w) The Loan Agreement is hereby amended to add Schedule 2, Schedule 3 and Schedule 6 attached to this Supplement and Joinder as Schedule 12, Schedule 13 and Schedule 14 to the Loan Agreement, respectively.

Section 6. Amendments to Pledge and Guaranty. Effective as of the Effective Date, the Pledge and Guaranty is hereby amended as follows:

(a) For so long as the Pledgor/Guarantors are each a Borrower under the Loan Agreement, Section 2 and Section 10 of the Pledge and Guaranty are hereby deleted in their respective entirety, it being understood and agreed that such Sections shall be restored in full without any further action needed upon the removal of any Pledgor/Guarantor as a Borrower.

(b) Pledge and Guaranty is hereby amended to add Schedule 4 attached to this Supplement and Joinder as Schedule 1 to the Pledge and Guaranty.

Section 7. Amendments to Account Control Agreement. Effective as of the Effective Date, the Account Control Agreement described on Schedule 1 hereto (the “Account Control Agreement”) is hereby amended as follows:

(a) The Account Control Agreement is hereby amended to delete Schedule 1 attached thereto in its entirety, and replace such Schedule 1 with Schedule 5 attached to this Supplement and Joinder.

Section 8. Conditions Precedent. Notwithstanding the foregoing or anything contained herein to the contrary, as a condition precedent to the effectiveness of the Facility Upsize and this Supplement and Joinder, Lender shall have received the following, each in form and substance acceptable to Lender:

(i)	this Joinder and Supplement duly executed by each Borrower and each Pledgor/Guarantor and acknowledged by Parent Guarantor and Asset Manager;

(ii)	a Management Agreement duly executed by the Asset Manager and each Joining Borrower;

(iii)	five (5) new Notes in accordance with Section 9 hereof, duly executed by each Borrower;

(iv)	the Amended and Restated Parent Guaranty duly executed by Parent Guarantor, pursuant to which Parent Guarantor pledges a first priority security interest to Lender in all of its rights, title and interest in and to 100% of the Capital Stock of the Initial Pledgor/Guarantor, together with evidence that such pledge has been approved by Parent Guarantor’s board of directors;

(v)	evidence that an Operating Account shall have been established for the Joining Borrowers with the Account Bank;

(vi)	Certificate of Merger reflecting the merger of AH4R Properties Holdings, LLC with and into AH4R Properties, LLC;

(vii)	Amended and Restated Second Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. duly executed by the Parent Guarantor;

(viii)	a Power of Attorney duly executed by each Joining Borrower;

(ix)	the original limited liability company certificates evidencing 100% of the Capital Stock of each Joining Borrower together with appropriate transfer and assignment documents in blank duly executed or endorsed by the applicable Pledgor/Guarantor;

(x)	the Facility Administrator Fee to the Lead Arranger which, for the avoidance of doubt, shall be a one-time fee, fully earned, due and payable and non-refundable on the Effective Date;

(xi)	for Parent Guarantor, a security interest and perfection opinion and a corporate and enforceability opinion with respect to the Pledge;

(xii)	for Initial Borrowers and Initial Pledgor/Guarantor, a corporate and enforceability opinion with respect to the Joinder/Supplement;

(xiii)	for each Joining Borrower, insurance certificates evidencing that each such Joining Borrower is listed as an additional insured under each of the insurance policies currently insuring the Initial Borrowers; and

(xiv)	for each Joining Borrower and each Joining Pledgor/Guarantor, each of the items set forth in Section 6.01(a)(ii) (good standing certificate), Section 6.01(a)(iii) (Governing Documents and incumbency), Section 6.01(a)(iv) (Closing Certificate), Section 6.01(a)(vii) (opinions of counsel), and Section 6.01(a)(viii) (amendments to Governing Documents);

and each Lender shall have completed to its satisfaction such due diligence of such Joining Borrower and each Joining Pledgor/Guarantor (including, Lender’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as each such Lender may require in its discretion.

Section 9. Increase in Commitments. Subject to the terms and conditions hereof, each Lender severally agrees that (i) its Commitment shall be increased to, or in the case of a Lender not party to the Loan Agreement as of the Closing Date, shall be, the amount set forth opposite its name on Schedule 3 hereof. After giving effect to the increase contemplated hereby, the Maximum Facility Amount shall be increased and Borrower shall execute and deliver two (2) new original Notes, one in an amount equal to the Tranche A Amount and the other in an amount equal to the Tranche B Amount. Upon receipt of both new Notes, Lender shall return the original Note to the Initial Borrowers in accordance with the procedures set forth in Section 3.02(a) of the Loan Agreement. Notwithstanding anything to the contrary herein, it is understood and agreed that following payment in full of the Obligations with respect to the Tranche B Amount Borrowers shall have the right to increase the Maximum Facility Amount in accordance with the terms of Section 3.11 of the Loan Agreement.

Section 10. New Lenders. Each New Lender (i) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered under Section 8.09 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement and Joinder; (ii) agrees that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; and (iii) agrees that it is a “Lender” for all purposes under the Loan Documents and will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 11. Agreements of Each Joining Borrower as a Borrower. Except as otherwise provided herein, each Joining Borrower hereby agrees to be bound by, and comply with, the terms and conditions of each of the Initial Borrower Agreements, as a Borrower under the Loan Agreement, including, without limitation, (i) any terms relating to the repayment of any Advance, (ii) the grant of a first priority security interest in the Collateral owned by such Joining Borrower, (iii) the applicable conditions precedent prior to any Advance made by Buyer under the Loan Agreement, (iv)the special purpose entity provisions of Section 9.01 of the Loan Agreement, (v) all representations and warranties with respect to itself and its Collateral as set forth in the Loan Agreement, (vi) all covenants as set forth in the Loan Agreement and each other Initial Borrower Agreement and (vii) all indemnification obligations applicable to a Borrower under any Initial Borrower Agreement. Each Event of Default set forth in Section 10.01 of the Loan Agreement shall apply to each Joining Borrower. Notwithstanding the foregoing, it is understood and agreed that the Initial Pledgor/Guarantor shall not be bound by or obligated to comply with the provisions of Section 9.01 of the Loan Agreement in any way.

Section 12. Agreements of Each Joining Pledgor/Guarantor as a Pledgor/Guarantor. Each Joining Pledgor/Guarantor hereby agrees to be bound by, and comply with, the terms and conditions of each of the Pledge and Guaranty, as a Pledgor/Guarantor under the Pledge and Guaranty, including, without limitation, (i) [reserved], (ii) the grant of a first priority security interest in the Pledged Collateral owned by such Joining Pledgor/Guarantor, (iii) all representations and warranties with respect to itself and its Pledged Collateral as set forth in the Pledge and Guaranty, (iv) all covenants as set forth in the Pledge and Guaranty and (v) all indemnification obligations applicable to a Pledgor/Guarantor under the Pledge and Guaranty.

Section 13. Joining Borrower Representations. Each Joining Borrower has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Each Joining Borrower (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, including the pledge of the Collateral, except, in the cases of clauses (a), (b), (c)(w) and (c)(x), where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Joining Borrower’s exact legal name is set forth on the signature pages of this Supplement and Joinder. Each Joining Borrower’s location (within the meaning of Article 9 of the UCC) is set forth on Schedule 2 attached hereto, and the offices where such Joining Borrower keeps all records (within the meaning of Article 9 of the UCC) relating to the Collateral (other than property management offices maintained pursuant to the Management Agreements) and such Joining Borrower’s chief executive office are as of the Effective Date at the address of such Joining Borrower referred to in Schedule 2. No Joining Borrower has changed its name or location (within the meaning of Article 9 of the UCC) within the twelve (12) months preceding the Effective Date. As of the Effective Date, each Joining Borrower’s organizational identification number and its tax identification number are set forth on Schedule 2 attached hereto. The fiscal year of each Joining Borrower is the calendar year. As of the Effective Date, each Joining Borrower has no Indebtedness, Contractual Obligations or Investments other than (a) the Loan Documents, (b) the Indebtedness, Contractual Obligations and Investments described on Schedule 2 attached hereto and (c) Indebtedness, Contractual Obligations and Investments permitted under Section 8.05 of the Loan Agreement. As of the Effective Date, no Joining Borrower has any trade names other than as described on Schedule 2 attached hereto.

Section 14. Joining Pledgor/Guarantor Representations. Each Joining Pledgor/Guarantor has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Each Joining Pledgor/Guarantor (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, including the pledge of the Pledged Collateral, except, in the cases of clauses (a), (b), (c)(w) and (c)(x), where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Joining Pledgor/Guarantor’s exact legal name is set forth on the signature pages of this Supplement and Joinder. Each Joining Pledgor/Guarantor’s location (within the meaning of Article 9 of the UCC) is set forth on Schedule 4 attached hereto, and the offices where such Joining Pledgor/Guarantor keeps all records (within the meaning of Article 9 of the UCC) relating to the Pledged Collateral and such Joining Pledgor/Guarantor’s chief executive office are as of the Effective Date at the address of such Joining Pledgor/Guarantor referred to in Schedule 4. The Pledged Interests owned by each Joining Pledgor/Guarantor are set forth on Schedule 4 hereto. No Joining Pledgor/Guarantor has changed its name or location (within the meaning of Article 9 of the UCC) within the twelve (12) months preceding the Effective Date. As of the Effective Date, each Joining Pledgor/Guarantor’s organizational identification number and its tax identification number are set forth on Schedule 4 attached hereto. As of the Effective Date, no Joining Pledgor/Guarantor has any trade names other than as described on Schedule 4 attached hereto.

Section 15. Joint and Several Liability. Notwithstanding anything in the Initial Borrower Agreements to the contrary, each Borrower hereby acknowledges and agrees that all Borrowers are and shall be jointly and severally liable to Lender and the New Lenders pursuant to Section 18.23 of the Loan Agreement. Notwithstanding anything in the Pledge and Guaranty to the contrary, each Pledgor/Guarantor hereby acknowledges and agrees that the guarantee made by each Pledgor/Guarantor under the Pledge and Guaranty shall be a guarantee of the Obligations on a joint and several basis and that all Pledgors/Guarantors are and shall be jointly and severally liable to Lender and the New Lenders for all obligations of each Pledgor/Guarantor under the Guarantor.

Section 16. Representations and Warranties. In order to induce Lender and the New Lenders to enter into this Supplement and Joinder and to supplement the Initial Borrower Agreements in the manner provided herein, each Borrower hereby represents and warrants that (a) this Supplement and Joinder and the Notes executed pursuant hereto are Loan Documents as defined in the Loan Agreement; (b) before and after giving effect to the increase in the Commitments contemplated hereby, (i) the representations and warranties contained in the Loan Agreement and contained in the other Loan Documents are true and correct in all material respects as to each Borrower and each Pledgor/Guarantor as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such requested increase as a result of such requested increase.

Section 17. Further Assurances. Borrowers and Pledgors/Guarantors shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by Lender to effectuate the purposes of this Supplement and Joinder in accordance with Section 8.04(a) of the Loan Agreement and Section 6(j) of the Pledge and Guaranty. The undertakings set forth in this Section 17 shall survive the execution and delivery of this Supplement and Joinder.

Section 18. Effect of Supplement and Joinder. The terms and provisions set forth in this Supplement and Joinder shall modify and supersede all inconsistent terms and provisions set forth in the Initial Borrower Agreements and the Pledge and Guaranty, as applicable, and except as expressly modified and superseded by this Supplement and Joinder, the terms and provisions of the Initial Borrower Agreements and the Pledge and Guaranty, as applicable, are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender(s) agree that the Initial Borrower Agreements and the Pledge and Guaranty, as applicable, as amended hereby shall continue to be in full force and effect, and the legal, valid and binding obligations of Borrowers or the Pledgors/Guarantors, as applicable, enforceable against each of them in accordance with their respective terms. Reference to this Supplement and Joinder need not be made in any Loan Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Loan Document, any reference in any of such items to any Loan Document being sufficient to refer to such Loan Document as amended hereby.

Section 19. Collateral Release. Each Lender and the Lead Arranger agree that, upon Borrowers’ request (a) any Lien granted to or held by such Lender or the Lead Arranger solely as a result of this Supplement and Joinder shall be released upon the termination of this Supplement and Joinder in accordance with Section 2 hereof; (b) each Joining Borrower and Joining Pledgor/Guarantor shall be automatically released from its obligations under this Supplement and Joinder and the other Loan Documents to which it is a party (other than the provisions hereof or thereof which, by their terms or operation of law, survive termination) upon the termination of this Supplement and Joinder in accordance with Section 2 hereof. In connection with any release pursuant to this Section 19, each Lender and Lead Arranger (as applicable) shall promptly (i) execute and deliver to any Relevant Party, at such Relevant Party’s expense, all documents that such Relevant Party shall reasonably request to evidence such release and (ii) deliver to the applicable Relevant Parties any portion of the Collateral so released in possession of any Lender or the Lead Arranger (as applicable).

Section 20. Successors and Assigns. This Supplement and Joinder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 21. Governing Law. This Supplement and Joinder and any claim, dispute or controversy arising under or related to or in connection with this Supplement and Joinder, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles other than Section 5-1401 of the New York General Obligations law which shall govern.

Section 22. Counterparts, Effectiveness. This Supplement and Joinder may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Supplement and Joinder and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 23. Notices. The address of each Joining Borrower for receiving notices and for all other purposes of the Initial Borrower Agreements shall be as set forth on Schedule 2 attached hereto. The address of Lender and each New Lender for receiving notices and for all other purposes of the Initial Borrower Agreements shall be as set forth on Schedule 3 attached hereto. The address of each Joining Pledgor/Guarantor for receiving notices and for all other purposes of the Pledge and Guaranty shall be as set forth on Schedule 4 attached hereto.

Section 24. Entire Agreement. This Supplement and Joinder and all other instruments, documents and agreements executed and delivered in connection with this Supplement and Joinder embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Supplement and Joinder, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 25. Survival. All representations and warranties made in this Supplement and Joinder or any other Loan Document including any Loan Document furnished in connection with this Supplement and Joinder shall survive the execution and delivery of this Supplement and Joinder and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement and Joinder to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

INITIAL BORROWERS

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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AMERICAN HOMES 4 RENT PROPERTIES
SIX, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

JOINING BORROWERS

EACH OF THE ENTITIES LISTED ON ANNEX I ATTACHED HERETO:

By:	AH4R Properties, LLC, a Delaware limited
liability company, its sole member

	By:	/s/ Sara Vogt-Lowell
	Name:	Sara Vogt-Lowell
	Title:	Manager

AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership

By:	AMERICAN HOMES 4 RENT, a Maryland
real estate investment trust, its General
Partner

	By:	/s/ Sara Vogt-Lowell
	Name:	Sara Vogt-Lowell
	Title:	Senior Vice-President

AH4R Properties, LLC, a Delware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

INITIAL PLEDGOR/GUARANTOR

AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership

By:	AMERICAN HOMES 4 RENT, a Maryland real estate investment trust, its General Partner
	By:	/s/ Sara Vogt-Lowell
	Name:	Sara Vogt-Lowell
	Title:	Senior Vice-President

JOINING PLEDGORS/GUARANTORS

AH4R Properties, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT, a Maryland real estate investment trust

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice-President

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ACKNOWLEDGED AND AGREED TO:

PARENT GUARANTOR

AMERICAN HOMES 4 RENT, a Maryland real estate investment trust

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice-President

ASSETT MANAGER

AMERICAN HOMES 4 RENT MANAGEMENT
HOLDINGS, LLC, a Delaware limited liability company, as Asset Manager

By:	AMERICAN HOMES 4 RENT, LLC, a Delaware limited liability company, its Member

	By:	/s/ Sara Vogt-Lowell
	Name:	Sara Vogt-Lowell
	Title:	Senior Vice-President

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ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lead Arranger

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Managing Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Managing Director

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Acknowledged and Agreed as of the Effective Date:

GOLDMAN SACHS BANK USA, as a Tranche B Lender

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

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J.P. MORGAN CHASE BANK, N.A., as a Tranche B Lender

By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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[SIGNATURES CONTINUE FROM PREVIOUS PAGE]

BANK OF AMERICA, NATIONAL
ASSOCIATION, as a Tranche B Lender

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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[SIGNATURES CONTINUE FROM PREVIOUS PAGE]

ACKNOWLEDGED AND AGREED AS OF THE
EFFECTIVE DATE WITH RESPECT TO THE
ACCOUNT CONTROL AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Account Bank

By:	/s/ Perry J. Monroe
Name:	Perry J. Monroe
Title:	Vice President

Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement — Signature Page